SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 15, 2011

Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street

Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events.

On August 15, 2011, the Company, pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of the Bankruptcy Code (the “Bankruptcy Case”). The Company also entered into a Restructuring Support Agreement (the “Support Agreement”) with certain holders (the “Supporting Noteholders”) of its 13% Convertible Senior Secured Notes due 2015 (the “Secured Notes”). The Support Agreement was the result of the Company’s previously announced negotiations with the Supporting Noteholders regarding the restructuring of the Company’s existing debt.

As part of the negotiations, the Company had previously provided the Supporting Noteholders with certain confidential information about the Company, which may be deemed material. On August 12, 2011, the non-disclosure agreements that the Company entered into with the Supporting Noteholders expired and the Company is required by the terms of such non-disclosure agreements to disclose to the public via a Current Report on Form 8-K any material non-public information previously provided to the Supporting Noteholders. This Form 8-K contains any material non-public information provided to the Supporting Noteholders as required by the non-disclosure agreements.

A copy of two investor presentations prepared for the Supporting Noteholders containing such confidential information is attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2. A copy of a cash sources and uses table prepared for the Supporting Noteholders containing such confidential information is attached to this Current Report on Form 8-K as Exhibit 99.3. A copy of a cash balance forecast prepared for the Supporting Noteholders containing such confidential information is attached to this Current Report on Form 8-K as Exhibit 99.4. In addition to the information contained in Exhibits 99.1 through 99.4, the Company also provided the Supporting Noteholders with information about certain corporate events as discussed below:

– In anticipation of the Bankruptcy Filing, the Company modified its director compensation arrangements to eliminate the annual cash retainers paid in advance to each director and chair of each of the principal committees of the Board of Directors and eliminate the annual restricted stock grant, and instead pay each director a fee of $5,000 per month with the chairman of the Board of Directors receiving an additional fee of $1,200 per month and the chairman of the audit committee receiving an additional fee of $1,000 per month, so long as they serve on the Board of Directors or in such chair positions.

– In connection with the Bankruptcy Case, the Company expects to incur fees for Company and non-Company advisers, including bankers, legal counsel and other advisers, in the range of $14.0 million to $17.5 million.

– In connection with the Bankruptcy Filing, the Company adopted a key employee incentive plan, providing for the allocation to key employees of an amount equal to 5% of gross cash sale proceeds from a third party (i.e. not pursuant to a “credit-bid” by the Supporting Noteholders pursuant to Section 363(k) of the Bankruptcy Code or an acquisition vehicle in which management of the Company has an equity interest of more than 20% or management of the Company has committed to invest more than $1 million) for the assets necessary for the development and pursuit of the Company’s business plan based on the Company’s proposed business based on industry standard sized String Ribbon wafers for the photovoltaic solar industry; provided, however, the amount provided in the key employee incentive plan shall not be less than $1 million.

– On August 10, 2011, the Company began the process of making the interest payments on its 4.0% Senior Convertible Notes due 2013 (the “Senior Convertible Notes”) and its 4.0% Convertible Subordinated Additional Cash Notes due 2020 (the “Senior Subordinated Notes” and, collectively with the Senior Convertible Notes, the “4% Notes”) originally due July 15, 2011. Shortly after commencing the payment process, the Company determined not to make the interest payment. The Company immediately contacted the trustee for the 4% Notes and learned that the funds had not been allocated to the beneficial owners of the 4% Notes. The Company understands that as of the commencement of the Bankruptcy Case the funds had not been transferred to the beneficial holders and has requested the return of such funds. Despite the request, the funds have not been returned to the Company as of the date of this filing. The cash balance for the week ended August 12, 2011, included in Exhibit 99.4 attached to this Form 8-K, was not reduced by the $4.1 million of cash that was used to commence the process of funding the interest payment for the 4% Notes.

– Of the Company’s cash balance for the week ended August 12, 2011, included in Exhibit 99.4 attached to this Form 8-K, $3.1 million was held by Evergreen Solar (China) Co., Ltd., our Chinese joint venture, and is subject to certain restrictions on repatriation by agreement with our joint venture partner.

The Company notes that the information set forth in exhibits 99.1 through 99.4 and disclosed above was delivered to the Supporting Noteholders in the past, and for the purpose of furthering negotiations between the parties. This information should not be viewed as being current or as presenting a complete disclosure of the Company’s business and prospects. Accordingly, investors should not place undue reliance on this information.

The information in this Item 7.01, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

This Item 7.01, including the exhibits hereto, contains forward-looking statements including statements the Company’s expectations regarding its business, revenues, wafer production and process costs, production timing, competition, market, business strategy, capital requirements and sources of capital, factory construction, customers, selling prices, and others. These forward-looking statements are subject to risks and uncertainties which could cause them to differ materially from those currently anticipated in such statements. Factors that could cause actual results to differ materially from those in forward-looking statements include the potential adverse impact of the Bankruptcy Case on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Bankruptcy Case; our ability to maintain adequate liquidity to fund our operations during the Bankruptcy Case and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the Bankruptcy Case and complying with the covenants and other terms of our financing agreements; our ability to obtain court approval with respect to motions in the Bankruptcy Case prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Bankruptcy Case and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; our ability to repurchase the equity interests in our Chinese joint venture held by Hubei Science and Technology Investment Co., Ltd. (“HSTIC”) as required by the agreements governing the joint venture as a result of our filing for bankruptcy protection or to negotiate an amendment of those agreements with HSTIC; the uncertainty involved in forecasting the cost benefits from new technologies, new operational strategies and operational scaling; the possibility that the Company may be unable to fund future wafer manufacturing expansions; the significant additional work required to develop and commercialize the Company’s industry standard size and high performance low cost String Ribbon wafer; technological challenges and factors beyond the Company’s control, such as silicon pricing, that impact its ability to achieve its wafer cost target of $0.25 per watt in 2013; the difficulty in raising funding for a pilot production line operation and the significant further funding required to accomplish commercial manufacturing expansion; the Company’s potential inability to supply the significant volumes of wafers required in the near-term for potential customers and partners to qualify its new industry standard size String Ribbon wafers; the uncertainty for the entire PV solar industry in light of significant worldwide capacity expansions which may exceed worldwide demand for PV solar products as a result of various factors including potential significant reductions in subsidies in key markets like Germany; and other factors contained in the periodic reports the Company files from time to time with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended April 2, 2011. Forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be used, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. The materials filed as Exhibit 99.1 through 99.4 hereto were prepared only for the purpose of providing confidential information to the Supporting Noteholders and not for any other purpose.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Investor Presentation dated May 2011

99.2	Investor Presentation dated June 2011

99.3	Cash Sources and Uses Table

99.4	Cash Balance Forecast through August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Michael El-Hillow
Name: Title:	Michael El-Hillow President and Chief Executive Officer

Dated August 15, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation dated May 2011

99.2	Investor Presentation dated June 2011

99.3	Cash Sources and Uses Table

99.4	Cash Balance Forecast through August 12, 2011